UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 12, 2013

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 PrincetonSouth Corporate Center, Suite 180 Ewing, New Jersey		08628
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 12, 2013, we announced that our common stock has been approved for quotation on the OTC Bulletin Board (OTCBB) and the OTC Market Group’s OTC Link quotation system under the ticker symbol “CLPM.” We expect trading to begin on September 12, 2013.

The OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system are regulated quotation services that display real-time quotes, last sale prices and volume information in over-the-counter securities. Trading in shares quoted on the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with the company’s operations or business prospects. As a result, there may be volatility in the market price of the shares of the company’s common stock for reasons unrelated to operating performance. Moreover, the OTC Bulletin Board and the OTC Market Group’s OTC Link quotation system are not stock exchanges, and trading of securities on them is often more sporadic than trading of securities listed on the NASDAQ Stock market or another securities exchange. Accordingly, stockholders may have difficulty reselling any of their shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred Powell
Fred Powell, Vice President and Chief Financial Officer

Date: September 12, 2013